SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 2/29/2008
FILE NUMBER: 811-09913
SERIES NO.:  9

72DD  1 Total income dividends for which record date passed during the period (000's omitted)
        Class A                                              18
      2 Dividends for a second class of open end company shares
        Class B                                               1
        Class C                                               -
        Class R                                               -
        Institutional Class                               1,689

73A.  1 Dividends from net invesment income
        Class A                                        $ 0.1085
      2 Dividends for a second class of open end company shares
        Class B                                        $ 0.0193
        Class C                                        $ 0.0193
        Class R                                        $ 0.0788
        Institutional Class                            $ 0.1379

74U.  1 Number of shares outstanding (000's omitted)
        Class A                                             176
      2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
        Class B                                              53
        Class C                                              20
        Class R                                               1
        Institutional Class                              12,909

74V.  1  Net asset value per share (to nearest cent)
        Class A                                          $10.04
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                          $10.03
        Class C                                          $10.02
        Class R                                          $10.04
        Institutional Class                              $10.05